SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Edelbrock Corporation

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PROXY STATEMENT
BUSINESS TO BE TRANSACTED
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLANS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
SHAREHOLDER PROPOSALS
SOLICITATION OF PROXIES

2700 California Street
Torrance, California 90503

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

November 21, 2003

     The Annual Meeting of Shareholders of Edelbrock Corporation, a Delaware corporation (“Edelbrock” or the “Company”), will be held at the Edelbrock Corporation facility located at 510 Madrid Avenue, Torrance, California, at 9:30 a.m., Pacific Standard Time, on November 21, 2003 for the following purposes:

(1)	To elect eight directors of the Company for the ensuing year.

(2)	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending June 30, 2004.

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on October 15, 2003 has been fixed as the record date for determination of those shareholders entitled to vote at the meeting. Only holders of record of shares of Edelbrock Corporation Common Stock on that date will be entitled to vote.

     A list of the shareholders entitled to vote at the meeting may be examined at the Company’s principal executive offices, which are located at 2700 California Street, Torrance, California, during the ten-day period preceding the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THE PROXY IS REVOCABLE PRIOR TO OR AT THE ANNUAL MEETING. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

     The Company’s Annual Report for its 2003 fiscal year accompanies these proxy materials. The Annual Report contains financial and other information about the Company, but is not incorporated in the Proxy Statement and is not deemed a part of the proxy soliciting material.

By Order of the Board of Directors,

/s/ Cathleen Edelbrock
Cathleen Edelbrock
October 17, 2003	Vice-President of Advertising/Secretary

EDELBROCK CORPORATION

2700 California Street
Torrance, California 90503

PROXY STATEMENT

Annual Meeting of Shareholders
November 21, 2003

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Edelbrock Corporation, a Delaware corporation (“Edelbrock” or the “Company”), for use at the Company’s Annual Meeting of Shareholders to be held at the Edelbrock Corporation facility located at 510 Madrid Avenue, Torrance, California, on Friday, November 21, 2003, at 9:30 a.m., and any and all adjournments thereof.

     This Proxy Statement and the related proxy are first being mailed to shareholders commencing on or about October 17, 2003.

     Voting Rights and Vote Required. Shareholders of record on October 15, 2003, the record date, are entitled to vote at the meeting. On October 10, 2003, 5,458,665 shares of Common Stock were outstanding.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding at the close of business on October 15, 2003 will constitute a quorum. Under the Delaware General Corporation Law and the Company’s Certificate of Incorporation, for each share of Common Stock held, each shareholder is entitled to cast one vote in favor of a nominee for each of the eight directorships to be filled. On all other matters each shareholder is entitled to cast one vote for each share of Common Stock held. The nominee for each directorship receiving the highest number of votes cast will be elected whether or not such nominee receives the vote of a majority of the shares represented and entitled to vote at the meeting. Ratification of the appointment of Grant Thornton LLP as independent auditors will require the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the meeting. Abstentions are counted for purposes of determining the number of shares represented and entitled to vote at the meeting. However, abstentions are not counted in determining the number of shares voting “FOR” an item of business and, therefore, have the same effect as a vote “AGAINST” a business item. Broker non-votes are counted for purposes of determining the number of shares represented and entitled to vote at the meeting; however, the shares represented thereby are not voted and do not represent a vote either “FOR” or “AGAINST” an item of business.

     Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the meeting by filing with the Secretary of the Company an instrument revoking it or by a duly executed proxy bearing a later date. In addition, if the person executing the proxy is present at the meeting, he or she may vote his or her shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the meeting in accordance with the directions specified therein. If no directions are specified, proxies will be voted in favor of the nominees for election of directors set forth herein or their respective substitutes, in favor of the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the 2004 fiscal year, and, at the discretion of the proxy holders, on all other matters that may properly come before the Annual Meeting and any adjournment thereof. O. Victor Edelbrock, Jr., Chairman of the Board, President and Chief Executive Officer of the Company, is the trustee of various trusts, which in the aggregate own approximately 51.4% of the outstanding Common Stock of the Company. Mr. Edelbrock has advised the Company that such trusts intend to vote for each of the nominees named herein and for the ratification of Grant Thornton LLP as independent auditors.

     Management knows of no business to be brought before the meeting other than the matters described in this Proxy Statement. However, if any other matters of which management is not now aware are properly presented for action, it is the intention of the proxy holders named in the enclosed proxy to vote on such matters in accordance with their discretion pursuant to such proxy.

BUSINESS TO BE TRANSACTED

1. ELECTION OF DIRECTORS.

     Eight directors are to be elected at the Annual Meeting. It is the intention of the proxy holders named in the enclosed proxy to vote such proxies for the eight nominees named below, to hold office until the 2004 Annual Meeting. If it is determined prior to the meeting that any nominee will be unable to serve as a director, the proxy holders reserve the right to substitute a nominee and vote for another person of their choice in the place of any nominee unable so to serve, unless the Board of Directors reduces the size of the Board of Directors prior to the meeting to eliminate the position of any such nominee. O. Victor Edelbrock, as trustee of various trusts, which in the aggregate own approximately 51.4% of the outstanding Common Stock of the Company, has informed the Company that such trusts intend to vote for each of the eight nominees named below.

Name	Age	Position

O. Victor Edelbrock, Jr.	67	Chairman, President and Chief Executive Officer
Jeffrey L. Thompson	50	Executive Vice-President, General Manager, Chief Operating Officer and Director
Aristedes T. Feles	36	Vice-President of Finance, Chief Financial Officer and Director
Cathleen Edelbrock	43	Vice-President of Advertising, Secretary and Director
Jerry Herbst	65	Director
Dr. Cornelius J. Pings	74	Director
Ralph O. Hellmold	63	Director
Timothy D. Pettit	46	Director

     O. Victor Edelbrock, Jr. has been Chairman, President and Chief Executive Officer of the Company since 1962. He was president of the Specialty Equipment Market Association (SEMA) from 1970 to 1974 and served on the SEMA board of directors from 1967 to 1989. In addition, Mr. Edelbrock is a member of the SEMA Hall of Fame. Mr. Edelbrock is the husband of Nancy Edelbrock and the father of Cathleen Edelbrock.

     Jeffrey L. Thompson has been the Executive Vice-President/General Manager and Chief Operating Officer of the Company since December 1988. He was also a six year member of the board of directors of the Specialty Equipment Market Association (SEMA) from 1993 to 1999 and was awarded the 1999 SEMA Person of the Year Award, the association’s highest individual honor. Mr. Thompson has been a director of the Company since 1994.

     Aristedes T. Feles has been the Vice-President of Finance and Chief Financial Officer since July 1996 and was previously Controller for the Company since 1992. Prior to 1992, Mr. Feles was employed as a senior accountant at BDO Seidman, LLP (since 1989). Mr. Feles is a Certified Public Accountant and has been a director of the Company since July 1996.

     Cathleen Edelbrock has been Vice-President of Advertising for the Company since 1993 and Secretary since July 1996. Prior to 1993, Ms. Edelbrock was Director of Advertising (since 1987), and has served in various other capacities with the Company (since 1978). Ms. Edelbrock has served as director of the Company since 1994. Ms. Edelbrock is the daughter of O.Victor Edelbrock Jr., and Nancy Edelbrock.

     Jerry Herbst has served as a director of the Company since 1994. Mr. Herbst has owned and served as the Chief Executive Officer of Terrible Herbst, Inc. and Herbst Supply Co., Inc. (gas and autowash service stations) since 1959. Mr. Herbst is also a director of Coast Resorts, Inc. in Las Vegas, Nevada. He has served as a director of Bank of America Nevada (formerly Valley Bank) (since 1977) and a director of Nevada Power Company (since 1990).

     Dr. Cornelius J. Pings has served as a director of the Company since December 2000. Dr. Pings is president emeritus of the Association of American Universities (AAU). He served as president of the AAU from 1993 to 1998 and as provost of the University of Southern California from 1981 to 1993. He has been elected as a fellow of the American Institute of Chemical Engineering and of the American Academy of Arts and Sciences and is the recipient of numerous awards from organizations including the American Society for Engineering Education.

     Ralph O. Hellmold has served as a director of the Company since October 2003 replacing the position vacated by Richard M. Wilbur who resigned as director in March 2003. He is the Chairman of the Private Investment Banking Company, LLC and President of Hellmold Associates, Inc., both investment banking boutiques which specialize in raising capital, doing mergers and acquisitions and working with troubled companies or their creditors. Mr. Hellmold is also a director of Core Molding Technologies. Prior to forming Hellmold Associates in 1990, Mr. Hellmold was a Managing Director at Prudential-Bache Capital Funding, where he served as co-head of the Corporate Finance Group, co-head of the Investment Banking Committee and head of the Financial Restructuring Group. From 1974 until 1987, Mr. Hellmold was a partner at Lehman Brothers and its successors.

     Timothy D. Pettit has served as a director of the Company since 1998. Mr. Pettit owns and serves as Vice President of Big Sky Distributors, LLC and Big Sky Holdings, LLC. He is a Certified Public Accountant and currently the Managing Partner of Raimondo Pettit Group, and was a former Managing Partner at BDO Seidman, LLP.

     Board Committees and Meetings. The Company has standing Executive, Compensation and Audit Committees. The Board of Directors has no nominating committee.

     The Executive Committee, consisting of Messrs. Edelbrock, Thompson and Feles, has all authority, consistent with the Delaware General Corporation Law, as may be granted to it by the Board. Accordingly, the Executive Committee may have and may exercise all the powers and authority of the Board in the oversight of the management of the business and affairs of the Company, except that the Executive Committee will not have the power (except, to the extent authorized by a resolution of the Board) to amend the Company’s Certificate of Incorporation or Bylaws, to fix the designations, preferences, and other terms of any preferred stock of the Company, adopt an agreement of merger or consolidation, authorize the issuance of stock, declare a dividend or recommend to the shareholders of the Company the sale, lease or exchange of all or substantially all of the Company’s property and assets, a dissolution of the Company or a revocation of such a dissolution. The Executive Committee held two meetings during fiscal 2003.

     The Compensation Committee consists of Messrs. Edelbrock (chairperson), Herbst, Pettit, Pings, and Hellmold. Mr. Hellmold was appointed to the Compensation Committee in October 2003 to fill the position vacated by Mr. Richard M. Wilbur who resigned in March 2003. The Compensation Committee reviews executive salaries, administers bonuses, and approves the salaries and other benefits of the executive officers of the Company. In addition, the Compensation Committee consults with the Company’s management regarding pension and other benefit plans and compensation policies and practices of the Company. The Company’s 1994 Incentive Equity Plan and 1994 Stock Option Plan for Non-Employee Directors are administered by a committee of the Board of Directors consisting of Messrs. Herbst, Pettit, Pings, and Hellmold. The Compensation Committee held three meetings during fiscal 2003.

     The Audit Committee consists of Messrs. Hellmold (chairperson), Herbst, and Pings. Mr. Hellmold was appointed to the Audit Committee in October 2003 to fill the position vacated by Mr. Richard M. Wilbur who resigned in March 2003. The Audit Committee reviews the professional services to be provided by the Company’s independent auditors and also reviews the scope of the audit by the Company’s independent auditors, the annual financial statements of the Company, the Company’s system of internal accounting controls and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention. The current members of the Audit Committee are all “independent” as that term is defined in the National Association of Securities Dealers’ listing standards for NASDAQ Stock Market securities. The Audit Committee held three meetings during fiscal 2003.

     Director Nomination Procedures. The Bylaws provide that nominations for election of directors by the shareholders are to be made by the Board or by any shareholder entitled to vote in the election of directors generally. The Bylaws require that shareholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of the Company not later than 60 days in advance of the meeting of shareholders; provided, however, that in the event that the date of the meeting is not publicly announced by the Company by inclusion in a report filed with the Securities and Exchange Commission or furnished to shareholders, by mail, press release or otherwise, more than 75 days prior to the meeting, notice by the shareholders to be timely must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The Bylaws further require that the notice by the shareholder set forth certain information concerning such shareholder and the shareholder’s nominees, including their names and addresses, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, the class and number of shares of the Company’s stock owned or beneficially owned by such shareholder, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder and the consent of each nominee to serve as a director of the Company if so elected. The chairperson of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these requirements.

     The Board of Directors held three regular meetings during fiscal year 2003. Each director attended at least 75% of the Board of Director and Committee meetings which that director was a member at the time the meeting was held. The Board of Directors recommends a vote FOR each of the eight nominees.

EXECUTIVE COMPENSATION

The following table sets forth the names of the persons who were, at the completion of the Company’s most recent fiscal year on June 30, 2003 (i) the Chief Executive Officer of the Company and (ii) the other four most highly compensated executive officers of the Company and its subsidiaries (together with the Chief Executive Officer, the “Named Officers”). All of the Named Officers received their compensation shown in the following table from the Company for services to the Company and, in certain cases, subsidiary companies of the Company.

Summary Compensation Table

				Long Term
				Compensation
		Annual Compensation		Stock Option
	Fiscal			Awards	All Other
Name and Principal Position	Year	Salary	Bonus	(in shares)	Compensation

O.Victor Edelbrock, Jr.	2003	$425,993	$272,450	0	$0
President and Chief Executive Officer	2002	405,755	320,510	0	26,301	(1)
	2001	386,484	305,250	0	58,584	(1)

Jeffrey L. Thompson	2003	301,556	122,644	0	14,516	(2)(3)
Executive Vice President, General	2002	290,746	136,271	0	2,728	(3)
Manager, Chief Operating Officer	2001	276,942	129,782	0	2,445	(2)

Ronald L. Webb	2003	255,877	55,600	0	0
Executive Vice-President,	2002	243,730	61,778	0	0
Edelbrock Foundry Corp.	2001	232,144	58,836	0	0

Wayne P. Murray	2003	186,404	40,446	0	0
Vice-President of Manufacturing	2002	176,124	44,940	0	0
	2001	167,764	42,800	0	0

Aristedes T. Feles	2003	145,514	26,123	0	18,172	(2)(4)
Vice-President of Finance,	2002	137,255	29,025	0	153	(4)
Chief Financial Officer	2001	130,664	27,000	0	138

(1)	This amount represents premiums paid on three life insurance policies on the life of Mr. Edelbrock.

(2)	This amount includes payments of accrued vacation benefits.

(3)	This amount includes premiums paid on three life insurance policies on the life of Mr. Thompson.

(4)	This amount includes premiums paid on one life insurance policy on the life of Mr. Feles.

     Option Grants. The Company made no option grants during the 2003 fiscal year.

     Option Exercises and Fiscal Year-End Values. Shown below is information with respect to the exercise of stock options by Named Officers during the 2003 fiscal year and unexercised options to purchase Common Stock of the Company held by Named Officers as of June 30, 2003.

			Number of Shares of
			Common Stock	Value of Unexercised,
			Underlying	In-the-Money
			Unexercised Options at	Options at
	Number of Shares	Value	Fiscal Year-End (#)	Fiscal Year-End ($)
	Acquired On	Realized	Exercisable/	Exercisable/
Name	Exercise	($)	Unexercisable	Unexercisable

O. Victor Edelbrock, Jr.	0	0	30,938 / 0	0 / 0
Jeffrey L. Thompson	0	0	46,750 / 0	0 / 0
Ronald L. Webb	0	0	29,758 / 0	0 / 0
Wayne P. Murray	0	0	19,146 / 0	0 / 0
Aristedes T. Feles	0	0	16,105 / 0	0 / 0

     Employment Agreements. The Company has entered into an employment agreement with O. Victor Edelbrock that expires on June 30, 2004, pursuant to which he will serve as President and Chief Executive Officer of the Company and President of Edelbrock Foundry Corp. The employment agreement provides for a base salary of $300,000 per year, with annual raises to be determined by the Compensation Committee, and an annual bonus to be determined each year in good faith by the Compensation Committee utilizing such factors as Mr. Edelbrock’s performance and the Company’s and Edelbrock Foundry Corp.’s financial performance. Upon termination of Mr. Edelbrock’s employment during this term of the employment agreement for any reason other than “cause,” death or voluntary termination, the Company will be obligated to make a lump sum severance payment in an amount equal to Mr. Edelbrock’s then current annual base compensation plus an amount equal to the bonus paid for the year prior to such termination.

     The Company has also entered into similar employment agreements with Messrs. Thompson, Webb, and Feles. Messrs. Thompson’s and Webb’s agreements each expire on June 30, 2004. Mr. Feles’s agreement expires on October 31, 2005. Pursuant to their employment agreements, Messrs. Thompson, Webb, and Feles are entitled to annual base salaries of $215,000, $200,000, and $130,000, respectively. Messrs. Thompson, Webb, and Feles will also be entitled to annual bonuses to be determined each year in the good faith discretion of the Compensation Committee or Board, utilizing such factors as such employee’s performance and the financial performance of the Company.

     Director Expenses. All non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with attendance at, and activities relating to, meetings of the Board or any Board Committee plus $500 per diem. Employee directors are not compensated.

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee consists of five directors. Currently, the members of the Compensation Committee are Messrs. Herbst, Pettit, Pings, Hellmold, each non-employee directors of the Company, and Mr. Edelbrock, President and Chief Executive Officer of the Company. The Company’s 1994 Incentive Equity Plan and 1994 Stock Option Plan for Non-Employee Directors are administered by a committee consisting of Messrs. Herbst, Pettit, Pings, and Hellmold. None of the executive officers of the Company serves as a director of another corporation in a case where an executive officer of such other corporation serves as a director of the Company.

     Certain Relationships and Related Transactions. The Company has a loan receivable from Jack B. Mayberry, Vice-President of Research and Development. The Company provided the loan to assist Mr. Mayberry in the purchase of his personal residence upon his employment with the Company in 1995. The loan is secured by a deed of trust. The outstanding loan balance as of September 25, 2003 was $171,000 and the interest rate on this loan is variable based on the Quarterly Mid-Term Federal Rate which was 2.67% at September 25, 2003. Accrued interest at September 25, 2003 was $22,720.

EQUITY COMPENSATION PLANS

	(a)		(c)
	Number of	(b)	Number of securities
	securities to be	Weighted-	remaining available for
	issued upon	average exercise	future issuance under
	exercise of	price of	equity compensation
	outstanding	outstanding	plans (excluding
June 30, 2003	options, warrants	options, warrants	securities reflected
Plan Category	and rights (1)	and rights	in column (a)

Equity compensation plans approved by shareholders	355,738	$11.62	87,163
Equity compensation plans not approved by shareholders	0	0	0

Total	355,738	$11.62	87,163

(1)	Includes 65,149 shares issuable upon vest of outstanding stock awards granted under the 1994 Stock Option Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is comprised of five members (Messrs. Edelbrock, Herbst, Pettit, Pings, and Hellmold). The Compensation Committee is responsible for making recommendations to the Board of Directors regarding employee compensation. A committee of the Board of Directors consisting of Messrs. Herbst, Pettit, Pings, and Hellmold (all of which are members of the Compensation Committee) administers the Company’s 1994 Incentive Equity Plan (“Incentive Plan”) and 1994 Stock Option Plan for Non-Employee Directors (such committee together with the Compensation Committee shall be referred to as the “Committee” for purposes of this Report).

     In exercising its overall responsibility, the Committee’s goal is to closely ally the interests of management and shareholders. The Committee members therefore believe that the short and long-term financial performance of the Company should be a key determinant of executive officer compensation. In addition, the members of the Committee believe that the Company’s ability to attract and retain outstanding executive officers and other senior personnel in a highly competitive environment is extremely important to the future of the Company.

     Executive Compensation Policies. As determined by the Committee, an executive officer’s total compensation package is comprised of three components: (1) base salary, (2) bonuses and (3) stock options.

     The base salary and certain bonus arrangements for the Named Officers as described on page 5 of this proxy statement, with the exception of Mr. Wayne P. Murray, are determined by employment agreements entered into between the Company and the respective executives. In considering base salary for executive officers and for purposes of determining annual base salary increases for those Named Officers with whom the Company has an employment agreement, the Committee considers a number of factors including the executive’s level of responsibility, achievements, and present and future value to the Company relative to comparable positions at other companies in the specialty performance aftermarket parts industry.

     In addition to base salary, executive officers are eligible to receive annual bonuses, which may be determined at the discretion of the Compensation Committee of the Board of Directors. In determining bonuses within its discretion, the Board, acting upon the recommendation of the Committee, will consider the overall operating performance of the Company during the period, as well as the position and responsibility of the executive and the executive’s service and contributions to the Company during the year.

     In addition to salary and bonus, executives are also granted stock options including options under the Company’s Incentive Plan. Stock options are intended to assist in encouraging executive officers as well as other key management employees to acquire a proprietary interest in the Company through ownership of its Common Stock. The Company views stock options as another method to bring together the interests of management and shareholders on a long-term basis. Strong financial performance by the Company over time can be expected to lead to stock price appreciation, enabling the Company’s executives to participate in such appreciation, should it be realized.

     In considering which employees, including executive officers, who are to receive stock option grants, as well as the number of options to be granted, the Committee considers each employee’s position and responsibility, the service, and accomplishment of such employee, the employee’s present and future value to the Company, as well as the anticipated length of the employee’s future value to the Company.

     Compensation of Chief Executive Officer. The existing compensation arrangements for the CEO are largely determined by an employment agreement entered into between Mr. Edelbrock and the Company. This agreement, which expires June 30, 2004, provides for a base salary of $300,000 per year, with annual raises to be determined by the Committee or Board, and an annual bonus to be determined each year in good faith by the Committee or Board utilizing such factors as the Company’s financial performance, Mr. Edelbrock’s past and anticipated future performance, and expectations as to his future contributions in leading the Company. For fiscal year 2003, Mr. Edelbrock’s base salary was equal to $425,993. The Committee determined to award Mr. Edelbrock with a bonus equal to $272,450 for fiscal year 2003 based upon the financial performance of the Company and Mr. Edelbrock’s performance as CEO for the year.

O. Victor Edelbrock, Jr., Chairperson
Jerry Herbst
Dr. Cornelius J. Pings
Timothy D. Pettit
Ralph O. Hellmold

Performance Graph. The below graph compares the five-year cumulative total return for Edelbrock common stock with the comparable cumulative return of two indexes. Since Edelbrock is a company within the NASDAQ National Market System, rules adopted by the Securities and Exchange Commission require that the Company include in this Proxy Statement a line-graph presentation comparing cumulative shareholder returns on an indexed basis with the NASDAQ National Market System and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has chosen to use the Dow Jones U.S. Auto Parts Index.

D O L L A R S

	06/30/98	06/30/99	06/30/00	06/30/01	06/30/02	06/30/03

Edelbrock Corporation	$100.00	$83.69	$57.28	$63.42	$76.83	$65.31
NASDAQ Composite Index	$100.00	$143.67	$212.43	$115.46	$78.65	$87.33
Dow Jones US Auto Parts Index	$100.00	$99.10	$74.35	$91.18	$99.89	$88.12

The graph above assumes $100 invested on June 30, 1998 in Edelbrock common stock and $100 invested at the same time in each of the above indexes. The comparison assumes that all dividends are reinvested. Edelbrock’s stock prices in the above analysis have been retroactively adjusted to reflect the Company’s 10% stock dividend paid in June 2002.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including internal control systems. The Audit Committee has reviewed and discussed with management the audited financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Committee discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). In addition, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1; Independence Discussions with Audit Committees), and has discussed with the independent auditors the independent auditor’s independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2003, for filing with the Securities and Exchange Commission.

Audit Committee

Ralph O. Hellmold, Chairperson (since October 2003)
Dr. Cornelius J. Pings
Jerry Herbst

     Audit Fees. During the fiscal year ended June 30, 2003, the Company paid the Company’s independent auditors, Grant Thornton LLP, $96,630 for professional services related to the audit of the financial statements included in the Company’s Annual Report on Form 10-K and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

     Financial Information Systems Design and Implementation Fees. The Company incurred no fees during the fiscal year ended June 30, 2003, for professional services rendered by Grant Thornton LLP in connection with financial information systems design and implementation.

     All Other Fees. The Company paid Grant Thornton LLP $4,763 for non-audit services. Non-audit services consisted primarily of certain due diligence assistance related to the Company’s acquisition of Russell Performance.

The Company’s Audit Committee determined that Grant Thornton LLP’s provision for services for all non-audit fees during the fiscal year ended June 30, 2003 was compatible with maintaining Grant Thornton LLP’s independence.

     Audit Committee Charter. On August 2, 2000, the Company’s Board of Directors adopted a charter for the Audit Committee of the Board.

     Voting Securities and Principal Holders Thereof. The following table sets forth certain information known to the Company, with respect to beneficial ownership (1) of the Company’s Common Stock as of September 19, 2003, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director of the Company, (iii) each of the Named Officers and (iv) all directors and officers of the Company. Except as listed below, based on information furnished by such owners, each owner has sole investment and voting power with respect to such shares unless otherwise noted, subject to community property laws where applicable. All amounts below reflect a 10% stock dividend that the Company paid on June 7, 2002. The address of each shareholder named below is the Company’s principal executive office unless otherwise noted.

	Shares Beneficially
	Owned (1)

		Percent
Shareholders Owning in Excess of Five Percent	Number	of Class

O. Victor Edelbrock, Jr. (2)	2,805,731	51.4
Nancy Edelbrock (3)	2,805,731	51.4
Vic and Nancy Edelbrock Inter Vivos Trust, dated December 19, 1980 (4)	857,037	15.7
Edelbrock Corporation 401(k) Plan (5)	611,968	11.2
Wayne P. Murray (6)	612,188	11.2
Christina Edelbrock (7)	688,283	12.6
Timothy D. Pettit (8)	611,968	11.2
Vic Edelbrock, Sr. Will Marital Deduction Fund (9)	721,402	13.2
Vic Edelbrock, Sr. Will Residuary Fund (10)	618,750	11.3
Dalton, Greiner, Hartman, Maher & Co. (15)	414,080	7.6
Dimensional Fund Advisors (16)	395,420	7.2
Directors other than
Mr. Edelbrock and Mr. Pettit
Cathleen Edelbrock (11)	56,966	1.0
Aristedes T. Feles (12)	32	*
Jerry Herbst	1,100	*
Jeffrey L. Thompson (13)	22,830	0.4
Dr. Cornelius J. Pings	1,100	*
Named Officers Other Than Director or
Shareholders Owning in Excess of Five Percent
Ronald L. Webb	0	*
All Directors and Officers as a group (7 persons) (2)(3)(6)(11)(12)(13)(14)	3,248,747	59.5

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)	Includes 857,037 shares owned by the Vic and Nancy Edelbrock Inter Vivos Trust, 176,908 shares attributable to Mr. Edelbrock’s beneficial interest in the Edelbrock Corp. 401(k) Retirement Plan (“401(k) Plan”), 294 shares attributable to Mr. Edelbrock’s spouse’s, Nancy Edelbrock, beneficial interest in the 401(k) Plan, 721,402 shares owned by the Vic Edelbrock, Sr. Will Marital Deduction Fund, 618,750 shares owned by the Vic Edelbrock, Sr. Will Residuary Fund, 71,761 shares owned by the Sean Michael Robb Trust, 71,761 shares owned by the Alexander Edelbrock Wilson Trust, 71,761 shares owned by the Courtney Isom Trust, 41,750 shares owned by the Carey Edelbrock Robb Trust, 41,761 shares owned by the Cathleen Edelbrock Trust, 71,750 shares owned by the Christina Edelbrock Trust, 15,199 shares owned by the Troy Frederick Robb Trust, 15,199 shares owned by the Grant Douglas Robb Trust, 15,199 shares owned by the Brooke Elizabeth Robb Trust, and 15,199 shares owned by the Kyle Patrick Robb Trust. Mr. Edelbrock is the trustee of the above trusts. Mr. Edelbrock disclaims beneficial ownership of such shares relating to Nancy Edelbrock’s beneficial interest in the 401(k) Plan, the Vic Edelbrock, Sr. Will Marital Deduction Fund, the Sean Michael Robb Trust, the Alexander Edelbrock Wilson Trust, the Courtney Isom Trust, the Carey Edelbrock Robb Trust, the Cathleen Edelbrock Trust, the Christina Edelbrock Trust, the Troy Frederick Robb Trust, the Grant Douglas Robb Trust, the Brooke Elizabeth Robb Trust, and the Kyle Patrick Robb Trust.

(3)	Includes 857,037 shares owned by the Vic and Nancy Edelbrock Inter Vivos Trust. Also includes 1,977,936 shares owned by other trusts of which Ms. Edelbrock’s spouse, O. Victor Edelbrock, Jr., is trustee or related to O. Victor Edelbrock, Jr.’s beneficial interest in the 401(k) Plan (see note 2) . Ms. Edelbrock disclaims beneficial ownership of those shares relating to O.Victor Edelbrock’s beneficial interest in the 401(k) Plan and trusts of which O.Victor Edelbrock is a trustee.

(4)	O. Victor Edelbrock, Jr. and Nancy Edelbrock are trustees of, and beneficiaries under, such trust.

(5)	Wayne P. Murray, Christina Edelbrock and Tim Pettit are trustees of the 401(k) Plan. The trustees disclaim beneficial ownership of such shares held by the 401(k) Plan except to the extent of 45,696 and 4,026 shares attributable to Mr. Murray’s and Ms. Edelbrock’s respective beneficial interests in the 401(k) Plan.

(6)	Includes 611,968 shares held by the 401(k) Plan of which Mr. Murray is a trustee. Mr. Murray disclaims beneficial ownership of such shares except to the extent of 45,916 shares of which 45,696 shares are attributable to Mr. Murray’s beneficial interest in the 401(k) Plan.

(7)	Includes 611,968 shares held by the 401(k) Plan of which Ms. Edelbrock is a trustee. Ms. Edelbrock disclaims beneficial ownership of such shares except to the extent of 80,333 shares, of which 4,026 shares are attributable to Ms. Edelbrock’s beneficial interest in the 401(k) Plan and 71,750 shares are attributable to Ms. Edelbrock’s interest in the Christina Edelbrock Trust.

(8)	Includes 611,968 shares held by the 401(k) Plan of which Mr. Pettit is a trustee. Mr. Pettit, who is a member of the Board of Directors and not an employee of the Company, disclaims beneficial ownership of such shares.

(9)	O. Victor Edelbrock, Jr. is trustee of the trust. He disclaims beneficial ownership of such shares.

(10)	O. Victor Edelbrock, Jr. is trustee of such trust.

(11)	Includes 11,025 shares attributable to Ms. Edelbrock’s interest in the 401(k) Plan and 41,761 shares attributable to Ms. Edelbrock’s interest in the Cathleen Edelbrock Trust.

(12)	Includes 32 shares attributable to Mr. Feles’ beneficial interest in the 401(k) Plan.

(13)	Includes 22,280 shares attributable to Mr. Thompson’s beneficial interest in the 401(k) Plan.

(14)	Includes 255,942 shares attributable to the directors’ and officers’ beneficial interests in the 401(k) Plan.

(15)	Information regarding the amount of shares is as of December 31, 2002 and was obtained from a Schedule 13G filed on behalf of Dalton, Greiner, Hartman, Maher & Co. on January 27, 2003. The 13G states that Dalton, Greiner, Hartman, Maher & Co. has sole voting and dispositive power over such shares. Its principal office is located at 565 Fifth Avenue, Suite 2101, New York, New York 10017.

(16)	Information regarding the amount of shares is as of December 31, 2002 and was obtained from a Schedule 13G filed on behalf of Dimensional Fund Advisors Inc. (“Dimensional”) on February 12, 2003. The 13G states that Dimensional serves as investment manager in certain funds and, in such role, possesses sole voting and dispositive power over the 395,420 shares owned by such funds. Dimensional disclaims beneficial ownership of such shares. Its principal office is located at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

2. RATIFICATION OF APPOINTMENT OF AUDITORS

     Upon recommendation of the Audit Committee, the Board of Directors has appointed the firm of Grant Thornton LLP as auditors for the current fiscal year. Grant Thornton LLP has served as the Company’s auditors since fiscal year 1999. A proposal that the appointment of Grant Thornton LLP be ratified will be submitted to shareholders at the annual meeting, and the Board of Directors recommends ratification of the appointment. O. Victor Edelbrock, Jr., as trustee of various trusts which in the aggregate own approximately 51.4% of the outstanding Common Stock, has informed the Company that such trusts intend to vote for ratification of the appointment of Grant Thornton LLP.

     The Audit Committee of the Company’s Board of Directors has approved a policy which states that the Company’s principal independent accountants may be engaged to perform any service normally provided by accounting firms to publicly held clients, provided that management is satisfied that the independence requirements of the American Institute of Certified Public Accountants and the Securities and Exchange Commission have been met. The Audit Committee, after reviewing compliance with this policy, has approved all services rendered.

     Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the 2004 fiscal year.

SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the Company’s next Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before June 18, 2004 to be included in the Company’s proxy statement and form of proxy relating to that meeting.

     Appropriate proposals of shareholders intended to be presented at the Company’s 2004 Annual Meeting without inclusion in the proxy statement must be received by the Company by September 8, 2004. If the date of the next Annual Meeting is advanced or delayed by more than 30 calendar days from the date of the Annual Meeting to which this proxy statement relates, the Company shall, in a timely manner, inform its shareholders of the change, and the date by which proposals of shareholders must be received.

SOLICITATION OF PROXIES

     The Company will bear the costs of soliciting proxies from its shareholders on behalf of the Board of Directors. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company’s Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

By Order of the Board of Directors

/s/ Cathleen Edelbrock
Cathleen Edelbrock
Vice-President of Advertising/Secretary
October 17, 2003

EDELBROCK CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints O. Victor Edelbrock, Jr. and Jeffrey L. Thompson, and each of them, as attorneys-in-fact and proxies of the undersigned with full powers of substitution, and hereby authorizes them to represent and to vote, for and in the name of the undersigned, as designated on the reverse side all shares of Common Stock of Edelbrock Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on November 21, 2003 or any adjournment thereof. The proxies, in their discretion, are further authorized to vote such shares for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

EDELBROCK CORPORATION

November 21, 2003

Please date, sign and mail your
proxy card in the envelope provided as
soon as possible.

↓	Please detach along perforated line and mail in the envelope provided.	↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES LISTED BELOW AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	m m	O. Victor Edelbrock, Jr. Jeffrey L. Thompson
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m m m	Aristedes T. Feles Cathleen Edelbrock Timothy D. Pettit
☐	FOR ALL EXCEPT (See instructions below)	m m m	Jerry Herbst Dr. Cornelius J. Pings Ralph O. Hellmold

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IN THE ABSENCE OF CONTRARY DIRECTIONS, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and proxies shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting or any adjournment thereof. The undersigned acknowledges receipt of notice of said meeting and the proxy statement accompanying such notice.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Please mark here if you plan on attending the shareholder meeting.    ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.